UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2018

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 272-4235

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 19, 2018, STR Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders voted on the three proposals detailed in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on May 10, 2018.

The proposals voted on by the stockholders at the Annual Meeting were as follows:

1.       The Company’s stockholders elected seven individuals to the Board of Directors to serve one-year terms or until their successors are duly qualified and elected or until their earlier death, resignation or removal, as set forth below.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert S. Yorgensen	11,108,752	231,284	5,826,553
Lenian (Charles) Zha	11,087,519	252,517	5,826,553
HuiYing (Julia) Ju	11,074,067	265,969	5,826,553
John A. Janitz	11,112,003	228,033	5,826,553
Andrew M. Leitch	11,102,337	237,699	5,826,553
Xin (Cindy) Lin	11,085,086	254,950	5,826,553
Ping (Daniel) Yu	11,078,166	261,870	5,826,553

2.       The Company’s stockholders did not approve an amendment to the STR Holdings, Inc. 2009 Equity Incentive Plan to increase the number of shares of common stock subject to the plan from 4,133,333 shares to 9,133,333 shares, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,643,601	9,639,528	56,907	5,826,553

3.       The Company’s stockholders ratified the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,046,434	54,976	65,179	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: June 21, 2018	By:	/s/ ROBERT S. YORGENSEN
Robert S. Yorgensen
President and Chief Executive Officer